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                                                                    Exhibit 99.1

                          MICROFINANCIAL, INCORPORATED
      CERTIFICATION OF CHIEF EXECUTIVE OFFICER, CHIEF OPERATING OFFICER AND CHIEF FINANCIAL OFFICER REGARDING QUARTERLY REPORT ON FORM 10-Q FOR THE
                           QUARTER ENDED JUNE 30, 2002

     Peter R. Bleyleben, Chairman of the Board and Chief Executive Officer, Richard F. Latour, President and Chief Operating Officer and James R. Jackson, the Chief Financial Officer of MicroFinancial, Incorporated, (the "Company"), hereby certify that, to the best of their knowledge, based upon a review of the Quarterly Report on Form 10-Q for the Quarter ended June 30, 2002 (the "Covered Report") and, except as corrected or supplemented in a subsequent covered report:

     - the Covered Report fully complies with the requirements of Section 13(a) or 15(d) of the Securities Exchange Act of 1934; and

     - the information contained in the Covered Report fairly presents, in all material respects, the financial condition and results of operations of the Company.


In Witness Whereof, each of the undersigned has signed this Certification as of this August 14, 2002.

         /s/ PETER R.            /s/ RICHARD F.          /s/ JAMES R.
          BLEYLEBEN                  LATOUR                 JACKSON
     --------------------     -------------------      ----------------
      Peter R. Bleyleben       Richard F. Latour       James R. Jackson
       Chairman of the        President and Chief       Chief Financial
      Board of Directors       Operating Officer            Officer
     and Chief Executive
           Officer